UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2013

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 15, 2013, Champion’s Oncology, Inc. (the “Company”) held its Annual Meeting of the Stockholders (the “Annual Meeting”). The following matters were submitted to a vote of the stockholders at the Annual Meeting and the voting results were as follows, there being no broker non-votes for any matter:

1. Election of Directors. The seven director nominees named in the Company's 2013 proxy statement were elected to serve for a one-year term expiring at the 2014 Annual Meeting of the Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Withheld
Joel Ackerman	42,005,674	2,000
Arthur G. Epker III	42,004,574	3,100
Daniel Mendelson	42,005,474	2,100
Ronnie Morris, M.D.	42,005,674	2,000
Abba David Poliakoff	42,004,574	3,100
David Sidransky	42,005,474	2,100
Scott R. Tobin	42,005,474	2,100

2. Ratification of Appointment of Independent Registered Accounting Firm. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2014, was ratified as follows:

Votes For	Votes Against	Abstain
41,983,598	3,550	46

3. Advisory Vote of the Compensation of the Company’s Named Executive Officers. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Company's 2013 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain
41,942,786	3,196	41,212

4. Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers. The Company's stockholders recommended, on an advisory basis, to hold an advisory vote on the compensation of the Company's named executive officers on an annual basis, by the votes set forth in the table below:

One-Year Frequency Vote	Two-Year Frequency Vote	Three-Year Frequency Vote	Abstain
29,273,235	17,044	12,696,603	312

5. Reverse Split. The proposal to grant the Company's Board of Directors the discretionary authority to consummate a reverse split of the Company’s common stock was approved by the following votes:

Votes For	Votes Against	Abstain
41,952,932	33,162	1,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: October 17, 2013	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer